UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2005

VISIPHOR CORPORATION

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation)	000-30090 (Commission File Number)	None (IRS Employer Identification No.)

Suite 1100 – 4710 Kingsway
Burnaby, British Columbia
Canada V5H 4M2

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (604) 684-2449

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act.

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)

On October 27, 2005, Visiphor Corporation (the “Company”) issued a press release announcing that effective August 22,  2005, KPMG LLP (“KPMG”) resigned as the independent registered public accounting firm engaged to audit the financial statements of the Company, and effective October 21, 2005, the Company engaged Grant Thornton LLP (“Grant Thornton”) as its new independent registered public accounting firm for the fiscal year ended December 31, 2005.  The press release is furnished with this current report on Form 8-K as Exhibit 99.1

During the Company’s last two fiscal years ended December 31, 2004 and 2003 and the subsequent interim period prior to KPMG’s resignation, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to KPMG’s satisfaction would have caused KPMG to make reference to the subject matter of the disagreements in connection with KPMG’s report.

The audit reports of KPMG for the Company’s fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion, or a disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles.

The Company has provided KPMG with a copy of the disclosures contained in this Item 4.01, and the Company has requested KPMG to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above by the Company.  At the time of the filing of this Form 8-K, KPMG has not furnished the Company with such letter.  The Company has further requested that KPMG furnish the Company with a letter response within ten business days of the filing of this Form 8-K.  A copy of such letter will be filed as Exhibit 16.1 to Form 8-K/A upon receipt and in accordance with Item 304(a)(3) of Regulation S-B.

(b)

Effective October 21, 2005, the Company has engaged Grant Thornton as the new independent registered public accounting firm to audit its financial statements.  The Company did not consult with Grant Thornton on any matters prior to retaining such firm as its new independent registered public accounting firm.

Item 9.01

Financial Statements and Exhibits.

Exhibit No.

Description

99.1

Press release dated October 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISIPHOR CORPORATION

Date: October 27, 2005

By:

“Wayne Smith”

Wayne Smith

COO & VP Finance

EXHIBIT INDEX

EXHIBIT NO.

DESCRIPTION

99.1

Press release dated October 27, 2005

EXHIBIT 99.1

NEWS RELEASE: FOR IMMEDIATE DISTRIBUTION

GRANT THORNTON LLP APPOINTED NEW VISIPHOR AUDITOR

VANCOUVER, CANADA, October 27, 2005 – Visiphor Corporation (“Visiphor”), a provider of leading data integration solutions, is pleased to announce that Grant Thornton LLP, Chartered Accountants has accepted appointment as the Company’s auditor. KPMG LLP, Chartered Accountants has resigned as the Company’s auditor at the Company’s request. The Audit Committee and management of the Company made the change decision following a careful cost-benefit analysis of services offered by the two firms, and taking into account the escalating costs associated with retaining KPMG as the Company’s auditor.

It should be noted that there have not been any disagreements with KPMG on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope and procedures. Such disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter in their reports.

About Visiphor

Based in Vancouver, British Columbia, Visiphor specializes in developing and marketing software products that enable integrated access to applications and databases. The company also develops solutions that automate law enforcement procedures and evidence handling. These solutions often incorporate Visiphor’s proprietary facial recognition algorithms and tools. Using industry standard “Web Services”, Visiphor delivers a secure and economical approach to true, real-time application interoperability. The corresponding product suite is referred to as the Briyante Integration Environment (BIE).

Numerous production deployments of BIE have demonstrated remarkable reductions in the time, complexity, and risk associated with defining, implementing, and supporting integrated access to physically and technologically disparate computers. The broad ranging applicability of BIE into a variety of areas (e.g., health care, financial services, government services, telecommunications, etc.) has been clearly demonstrated by recent, highly successful deployments in the United States and Canada. Visiphor’s booking and facial recognition systems are deployed in Canada, the United Kingdom, United States, Mexico and the Far East. Visiphor is a Microsoft Certified Partner. For information about Visiphor or the company’s products and services, please refer to www.visiphor.com.

Visiphor trades under the following stock symbols: OTCBB: VISRF; TSX-V: VIS; DE: IGYA

ON BEHALF OF THE BOARD OF DIRECTORS

“Roy Trivett”

President and CEO, Visiphor Corporation

Media Inquiries:

Eric Westra - Manager, Marketing & Communications

Visiphor Corporation

Phone: +1-604-684-2449 Ext. 226

E-mail: eric.westra@visiphor.com

Investor Inquiries:

Rick Peterson – VP Capital Markets

Visiphor Corporation

Phone: +1-604-684-2883

E-mail: rick.peterson@visiphor.com

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.

Forward Looking Statements: This press release may contain statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially from anticipated results include the risks and uncertainties described in Visiphor’s Form 10-KSB filed with the United States Securities and Exchange Commission.  We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.